Exhibit 10.1

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is made and entered into as of May 16, 2006 by and between Marvin Tseu (“Tseu”) and Axesstel, Inc., a Nevada corporation (“Axesstel”), with respect to the following facts:

A. Axesstel wishes to employ Tseu as Chief Executive Officer of Axesstel, and Tseu wishes to be employed as Chief Executive Officer of Axesstel.

B. Axesstel and Tseu wish to set forth in this Agreement the terms and conditions under which Tseu is to be employed by Axesstel.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Axesstel and Tseu hereby agree as follows:

1. Employment

1.1 Title. Axesstel hereby employs Tseu as Chief Executive Officer of Axesstel, and Tseu shall have the duties, responsibilities and authority consistent with such position as described in Section 1.2 hereof. Concurrently, with the effectiveness of this Agreement, Tseu has been appointed to serve as a member of Axesstel’s Board of Directors and so long as he remains in office as Chief Executive Officer, Tseu will be included in management’s recommended slate of directors submitted to the Board of Directors and the Nominating and Governance Committee.

1.2 Duties. For so long as he is employed hereunder, Tseu (i) shall devote his full professional time and attention, best efforts, energy and skills to the services required of him as an employee of Axesstel, except for paid time off taken in accordance with Axesstel’s policies and practices and subject to Axesstel’s existing policies pertaining to reasonable periods of absence due to sickness, personal injury or other disability and outside activities authorized under Section 2.1 below; (ii) shall use his best efforts to promote the interests of Axesstel; (iii) shall serve as a member of the Board of Directors if and when elected to do so; (iv) shall comply with all applicable governmental laws, rules and regulations and with all of Axesstel’s policies, rules and/or regulations applicable to the employees of Axesstel; and (v) shall discharge his responsibilities in a diligent and faithful manner, consistent with sound business practices and in accordance with the directives of the Board of Directors of Axesstel. Tseu shall report directly to Axesstel’s Board of Directors and shall actively participate in the preparation and presentation to the Board of Directors of all reports regarding the business, operations and prospects of Axesstel. Tseu’s primary responsibilities during his employment with Axesstel shall be to (a) manage all of Axesstel’s day-to-day operations; and (b) perform any other duties assigned to him by Axesstel’s Board of Directors.

1.3 At Will Employment. Executive’s employment under this Agreement shall be “at will”. The employment relationship between Axesstel and Tseu may be terminated by Tseu or by Axesstel at any time, with or without cause.

1.4 Location. Tseu acknowledges that Axesstel’s principal executive offices are located in San Diego, California. Tseu’s principal place of employment shall be Axesstel’s principal executive offices. Tseu agrees that he will be regularly present at Axesstel’s principal executive offices. Tseu acknowledges that he may be required to travel from time to time in the course of performing his duties.

1.5 Life Insurance. If requested by Axesstel to do so, Tseu will cooperate with Axesstel’s efforts to procure a term life insurance policy on Tseu.

2. Outside Activities

2.1 Outside Activities. During the period of his employment, Tseu may serve on boards of directors (or similar body) of other business entities, or provide advisory and other services thereto; provided, that such activities do not interfere with the effective discharge of his duties and responsibilities to Axesstel, the nature of such service is disclosed to the Board of Directors of Axesstel and the Board consents to Tseu’s rendering such service, which consent shall not be unreasonably withheld or delayed. Axesstel acknowledges that Tseu currently serves on the Board of Directors of Plantronics, Inc. and hereby consents to that service.

2.2 Investment. Nothing in this Article 2 shall be construed as preventing Tseu from engaging in the investment of his personal assets so long as such investment activity does not require: (1) any participation on Tseu’s part in the operation or the affairs of the enterprise or enterprises in which such investments are made or (2) the rendering of any services by Tseu to any such enterprise.

3. Compensation

3.1 Sign on Bonus. On the effectiveness of this Agreement, Axesstel will pay to Tseu a sign on bonus of $50,000 less applicable withholding taxes. In the event that Tseu voluntarily terminates his employment with Axesstel prior to the one year anniversary of this Agreement, then Tseu shall repay to Axesstel a pro rata portion of the sign on bonus, calculated as follows: $50,000 multiplied by the quotient derived by dividing (a) 365 minus the number of days employed by (b) 365.

3.2 Base Salary. Axesstel shall pay Tseu an annual base salary of Three Hundred Fifty Thousand Dollars ($350,000) less applicable withholding taxes (“Base Salary”). Base Salary payments will be made to Tseu in accordance with Axesstel’s pay period practices.

3.3 Performance Bonus. During the period of his employment, Tseu shall be eligible to receive an annual performance bonus (“Performance Bonus”) in a target amount equal to Two Hundred Fifty Thousand Dollars ($250,000), based on the attainment of 100% of personal and company results to be established by the Board of Directors of Axesstel. Tseu shall be eligible for additional performance based bonus, in the event that the performance exceeds 100% of established goals.

3.4 Adjustment. Tseu’s Base Salary and Performance Bonus shall be subject to annual increases on or about the anniversary of this Agreement. Increases, if any, shall be at the sole discretion of the Board of Directors of Axesstel.

4. Benefits. During his employment, Tseu shall accrue and be entitled to take paid vacation in accordance with Axesstel’s vacation policies in effect from time to time, including Axesstel’s policies regarding vacation accruals; provided that Tseu’s rate of vacation accrual during the Period of Employment shall be no less than three (3) weeks per year. Notwithstanding the foregoing, Tseu shall cease to accrue further vacation at any time that Tseu has an unused vacation accrual of four (4) weeks. Tseu shall also be entitled to all other holiday and leave pay generally available to other executives of Axesstel. During his employment, Tseu shall be entitled to participate in all employee benefit, group health and life insurance, retirement, 401(k) and other benefit plans of Axesstel under the terms and conditions of such plan or programs.

5. Stock Options. On the effective date of this Agreement, Tseu shall be granted Options to purchase 700,000 shares of Axesstel’s Common Stock under Axesstel’s 2004 Equity Incentive Plan at the then-current fair market value of such Common Stock pursuant to the terms of a stock option agreement in the form attached hereto as Exhibit A.

6. Business Expenses. Upon presentation of appropriate documentation, Axesstel shall reimburse Tseu for reasonable, out-of-pocket business expenses incurred by Tseu in the course of his performance of his duties hereunder. Tseu will submit monthly expense reports for approval by the Board of Directors or Chief Financial Officer of Axesstel.

7. Former Employment

7.1 No Conflict. Tseu represents and warrants that the execution and delivery by him of this Agreement, his employment by Axesstel and his performance of duties under this Agreement will not conflict with and will not be constrained by any prior employment or consulting agreement or relationship, or any other contractual obligations.

7.2 No Use of Prior Confidential Information. Tseu will not intentionally disclose to Axesstel or use on its behalf any confidential information belonging to any of his former employers, but during his employment by Axesstel he will use in the performance of his duties all information (but only such information) which is generally known and used by persons with training and experience comparable to his own or is common knowledge in the industry or otherwise legally in the public domain.

8. Non-Solicitation; Confidentiality; Remedies

8.1 No Solicitation. During the Restricted Period (as defined below), neither Tseu nor any Executive-Controlled Person (as defined below) will, without the prior written consent of Axesstel’s Board of Directors, directly or indirectly solicit for employment, or make an unsolicited recommendation to any other person that it employs or solicit for employment any person who is or was, at any time during the Restricted Period, an officer, executive, employee, agent or representative of Axesstel or of any affiliate of Axesstel. As used in this Agreement, the term “Executive-Controlled Person” shall mean any company, partnership, firm or other entity as to which Tseu possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

8.2 Confidentiality.

8.2.1 Tseu acknowledges that, as a result of his status as a Director of and Chief Executive Officer of Axesstel, he has, or will have, access to and possession of important confidential information and knowledge as to the business of Axesstel and its affiliates, including, hut not limited to knowledge of products of Axesstel and its affiliates, patents, technology, know-how, marketing and operating strategies, licensing and other agreements, financial results and projections, future plans, the provisions of other important contracts entered into by Axesstel and its affiliates, possible acquisitions and similar information. Tseu agrees that such knowledge and information constitutes a vital part of the business of Axesstel and are by their nature trade secrets and confidential information proprietary to Axesstel (collectively “Confidential Information”). Tseu agrees that he shall not divulge, communicate, furnish or make accessible (whether orally or in writing or in books, articles or any other medium) to any individual, firm, partnership or corporation, any Confidential Information without the consent of Axesstel’s Board of Directors. As used in this Agreement, the term, “Confidential Information” shall not include any knowledge or information that Tseu can demonstrate: (i) is or becomes available to others, other than as a result of breach by Tseu of this Article 8; (ii) was available to Tseu on a nonconfidential basis prior to its disclosure to Tseu through his status as an officer or employee of Axesstel; or (iii) becomes available to Tseu on a nonconfidential basis from a third party (other than Axesstel, its affiliates and any of their representatives) who is not bound by any confidentiality obligations to Axesstel or any of its affiliates. Tseu understands and agrees that he must also execute and fully comply with Axesstel’s Employee Innovations and Proprietary Rights Assignment Agreement in the form attached hereto as Exhibit B as a condition of his employment.

8.2.2 All memoranda, notes, lists, records and other documents or papers (and all copies thereof), including such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of Tseu or made available to him relating to Axesstel or any of its affiliates are and shall remain Axesstel’s property, and shall be delivered to Axesstel promptly upon any termination of Tseu’s employment with Axesstel, or at any other time on request, and such information shall be held confidential by Tseu after any termination of’ his employment with Axesstel.

8.3 No Competition During Employment. During the term of this Agreement, neither Tseu nor any Executive-Controlled Person will, without the prior written consent of Axesstel’s Board of Directors, render any services, directly or indirectly, as an employee, officer, consultant or in any other capacity, to any individual, firm, corporation or partnership engaged in any business or activity which directly competes with the business activities of Axesstel.

8.4 Restricted Period. As used in this Agreement, “Restricted Period” shall mean any period during which Tseu is employed by Axesstel and a period of two (2) years after the Termination Date.

8.5 Remedies. Tseu agrees that the provisions of’ this Article 8 are reasonable and necessary for the protection of Axesstel and that they may not be adequately enforced by an action for damages. Therefore, in the event of a breach or threatened breach of this Article 8 by Tseu or any Executive-Controlled Person, Axesstel shall be entitled, in addition to all other remedies, to an injunction and/or restraining order enjoining the breach or threatened breach of the provisions of Article 8 or otherwise to enforce specifically such provisions against violation, without the necessity of posting any bond or other security by Axesstel. Tseu further agrees that if he shall violate any of the covenants and agreements under this Article 8, Axesstel shall be entitled to an accounting and repayment of all profits, commissions or other benefits which Tseu has realized and/or may realize as a result of or arising out of any such violation. Such remedy shall be cumulative and not exclusive and in addition to any injunctive relief or other legal or equitable remedy to which Axesstel is or may be entitled. In addition, the prevailing party shall also he entitled to its reasonable attorneys’ fees and costs incurred in any action in which it is successful in establishing or defending against an alleged violation of Article 8.

8.6 Severability. The provisions contained in this Article 8 as to the time periods, scope of activities and persons or entities affected shall be deemed severable so that, if any provision contained in this Article 8 is determined to be invalid or unenforceable, such provisions shall be deemed modified so as to be valid and enforceable to the full extent permitted by law.

9. General Provisions

9.1 Governing Law. This Agreement and the rights of the parties thereunder shall be governed by and interpreted under California law.

9.2 Assignment. Tseu may not delegate, assign, pledge or encumber his rights or obligations under this Agreement or any part thereof.

9.3 Notice. Any notice required or permitted to be given under this Agreement shall be sufficient if it is in writing and is sent by registered or certified mail, postage prepaid, or personally delivered, to the following addresses, or to such other addresses as either party shall specify by giving notice under this Article 9:

To Axesstel:	Axesstel, Inc.
6815 Flanders Drive, Suite 210
San Diego, CA 92121
Attn: Chairman
T: (858) 625-2100
F: (858) 625-2110

With a copy to:	James A. Mercer III, Esq.
Duane Morris LLP
101 W. Broadway, Suite 900
San Diego, CA 92101
T: (619) 744-2209
F: (619) 744-2201
Email: jamercer@duanemorris.com

To Tseu:	Marvin Tseu
_______________________________
_______________________________

With a copy to:	John (Bob) R. Shuman Jr., Esq.
DLA Piper Rudnick Gray Cary
2000 University Avenue
East Palo Alto, CA 94303
T: (650) 833-2209
F: (650) 833-2001
Email: bob.shuman@dlapiper.com

Michael T. Frank, Esq.
DLA Piper Rudnick Gray Cary
2000 University Avenue
East Palo Alto, CA 94303
T: (650) 833-2401
F: (650) 833-2001
Email: michael.frank@dlapiper.com

9.4 Entire Agreement. This Agreement (and its Exhibits) constitutes the entire agreement between the parties pertaining to the subject matter hereof and completely supersedes all prior or contemporaneous agreements, understandings, arrangements, commitments, negotiations and discussions of the parties, whether oral or written (all of which shall have no substantive significance or evidentiary effect). Each party acknowledges, represents and warrants that this Agreement is fully integrated and not in need of parol evidence in order to reflect the intentions of the parties.

9.5 Amendment. This Agreement may be waived, amended or supplemented only by a writing signed by both of the parties hereto.

9.6 Waiver. No waiver of any provision of’ this Agreement shall be binding unless and until set forth expressly in writing and signed by the waiving party. The waiver by either party of’ a breach of’ any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach of the same or any other term or provision, or a waiver of any contemporaneous breach of any other term or provision, or a continuing waiver of’ the same or any other term or provision. No failure or delay by a party in exercising any right, power, or privilege hereunder or other conduct by a party shall operate as a waiver thereof in the particular case or in any past or future case, and no single or partial exercise thereof shall preclude the full exercise or further exercise of any right, power or privilege. No action taken pursuant to this Agreement shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein.

9.7 Severability. All provisions contained herein are severable and in the event that any of them shall be held to be to any extent invalid or otherwise unenforceable by any court of competent jurisdiction, such provision shall be interpreted, construed or rewritten so as to effectuate to the greatest possible extent the parties’ expressed intent; and in every case the remainder of this Agreement shall not be affected thereby and shall remain valid and enforceable, as if such affected provision were not contained herein,

9.8 Construction. Article and section headings are inserted herein for convenience of reference only and in no way are to be construed to define, limit or affect the construction or interpretation of the terms of this Agreement. The provisions of this Agreement have been prepared, examined, negotiated and revised by each party hereto, and no implication shall be drawn and no provision shall be construed against either party by virtue of the purported identity of the drafter of this Agreement, or any portion thereof.

9.9 Arbitration. The parties agree that any and all disputes that they have with one another which arise out of Tseu’s employment or under the terms of this Agreement shall be resolved through final and binding arbitration, as specified herein. This shall include, without limitation, disputes relating to this Agreement, Tseu’s employment by Axesstel or the termination thereof the stock options granted to Tseu, claims for breach of contract or breach of the covenant of good faith and fair dealing, and any claims of discrimination or other claims under any federal, state or local law or regulation now in existence or hereinafter enacted and as amended from time to time concerning in any way the subject of Tseu’s employment with Axesstel or its termination. The only claims not covered by this Section 9.9 are (i) claims for benefits under the workers’ compensation laws or claims for unemployment insurance benefits, which will be resolved pursuant to those laws, and (ii) Axesstel’s claims for Tseu’s alleged breach of any of the provisions of Article 8 of this Agreement. Binding arbitration will he conducted in San Diego County, California, in accordance with the American Arbitration Association’s National Rules for the Resolution of Employment Disputes then in effect. The party initiating the arbitration shall bear the cost of the arbitration filing. Axesstel will bear the cost of and hearing fees and the arbitrator. Each party will bear its own attorneys’ fees, unless otherwise permitted by law and so determined by the arbitrator. Tseu understands and agrees that the arbitration shall be instead of any civil litigation and that the arbitrator’s decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof.

This Agreement is executed this 16th day of May, 2006.

AXESSTEL, INC., a Nevada corporation

/s/ Marvin Tseu	By:	/s/ Bryan B. Min
Marvin Tseu		Bryan B. Min
	Its:	Chairman

EXHIBIT A

Stock Option Agreement

EXHIBIT B

Employee Innovations and Proprietary Rights Assignment Agreement

EMPLOYEE INNOVATIONS AND PROPRIETARY RIGHTS ASSIGNMENT AGREEMENT

In return for my new or continued employment by Axesstel, Inc. (“Company”) and other good and valuable consideration, the receipt and sufficiency of which I hereby acknowledge, I, Marvin Tseu, acknowledge and agree that:

C. Prior Work. All previous work done by me for Company relating in any way to the conception, reduction to practice, creation, derivation, design, development, manufacture, sale or support of products or services for Company is the property of Company, and I hereby assign to Company all of my right, title and interest in and to such previous work.

D. Proprietary Information. My employment creates a relationship of confidence and trust between Company and me with respect to any information:

(i) Applicable to the business of Company; or

(ii) Applicable to the business of any client or customer of Company, which may be made known to me by Company or by any client or customer of Company, or learned by me in such context during the period of my employment.

All such information has commercial value in the business in which Company is engaged and is hereinafter called “Proprietary Information.” By way of illustration, but not limitation, Proprietary Information includes any and all technical and non-technical information including patent, copyright, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future and proposed products and services of Company, and includes, without limitation, respective information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing manufacturing, customer lists, business forecasts, sales and merchandising and marketing plans and information. “Proprietary Information” also includes proprietary or confidential information of any third party who may disclose such information to Company or to me in the course of Company’s business. In cases where any question exists as to the appropriateness of disclosing information, I agree to obtain the prior written consent of Company prior to disclosure.

E. Ownership and Nondisclosure of Proprietary Information. All Proprietary Information is the sole property of Company, Company’s assigns, and Company’s customers, and Company, Company’s assigns and Company’s customers shall be the sole and exclusive owner of all patents, copyrights, mask works, trade secrets and other rights in the Proprietary Information. I hereby do and will assign to Company all rights, title and interest I may have or acquire in the Proprietary Information. At all times, both during my employment by Company and after termination of such employment, I will keep in confidence and trust all Proprietary Information, and I will not use or disclose any Proprietary Information or anything directly relating to Proprietary Information without the written consent of Company, except as may be necessary in the ordinary course of performing my duties as an employee of Company.

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F. Innovations. As used in this Agreement, the term “Innovations” means all processes, machines, manufactures, compositions of matter, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), moral rights, mask works, trademarks, trade names, trade dress, trade secrets, know-how, ideas (whether or not protectable under trade secret laws), and all other subject matter protectable under patent, copyright, moral right, mask work, trademark, trade secret or other laws, and includes without limitation all new or useful art, combinations, discoveries, formulae, manufacturing techniques, technical developments, discoveries, artwork, software, and designs. “Innovations” includes “Inventions,” which is defined to mean any inventions protected under patent laws.

G. Disclosure of Prior Innovations. I have identified on Exhibit A (“Prior Innovations”) attached hereto all Innovations, applicable to the business of Company or relating in any way to Company’s business or demonstrably anticipated research and development or business, which were conceived, reduced to practice, created, derived, developed, or made by me prior to my employment with Company (collectively, the “Prior Innovations”), and I represent that such list is complete. I represent that I have no rights in any such Innovations other than those Prior Innovations specified in Exhibit A. If there is no such list on Exhibit A, I represent that I have neither conceived, reduced to practice, created, derived, developed nor made any such Prior Innovations at the time of signing this Agreement.

H. Assignment of Innovations; License of Prior Innovations. I hereby agree promptly to disclose and describe to Company, and I hereby do and will assign to Company or Company’s designee my entire right, title, and interest in and to: (a) each of the Innovations (including Inventions), and any associated intellectual property rights, which I may solely or jointly conceive, reduce to practice, create, derive, develop or make during the period of my employment with Company, which either (i) relate, at the time of conception, reduction to practice, creation, derivation, development, or making of such Innovation, to Company’s business or actual or demonstrably anticipated research or development, or (ii) were developed on any amount of Company’s time or with the use of any of Company’s equipment, supplies, facilities or trade secret information, or (iii) resulted from any work I performed for Company; and (b) each of the Innovations which is not an Invention (as demonstrated by me by evidence meeting the clear and convincing standard of proof), and any associated intellectual property rights, which I may solely or jointly conceive, develop, reduce to practice, create, derive, develop, or make during the period of my employment with Company, which are applicable to the business of Company (collectively, the Innovations identified in clauses (a) and (b) are hereinafter the “Company Innovations”). To the extent any of the rights, title and interest in and to the Company Innovations cannot be assigned by me to Company, I hereby grant to Company an exclusive, royalty-free, transferable, irrevocable, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to practice such non-assignable rights, title and interest. To the extent any of the rights, title and interest in and to Company Innovations can be neither assigned nor licensed by me to Company, I hereby irrevocably waive and agree never to assert such non-assignable and non-licensable rights, title and interest against Company or any of Company’s successors in interest to such non-assignable and non-licensable rights. I hereby grant to Company or Company’s designees a royalty free, irrevocable, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to practice all applicable patent, copyright, moral right, mask work, trade secret and other intellectual property rights relating to

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any Prior Innovations which I incorporate, or permit to be incorporated, in any Company Innovations. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, any Prior Innovations in any Company Innovations without Company’s prior written consent.

I. Future Innovations. I recognize that Innovations or Proprietary Information relating to my activities while working for Company and conceived, reduced to practice, created, derived, developed, or made by me, alone or with others, within three (3) months after termination of my employment may have been conceived, reduced to practice, created, derived, developed, or made, as applicable, in significant part while employed by Company. Accordingly, I agree that such Innovations and Proprietary Information shall be presumed to have been conceived, reduced to practice, created, derived, developed, or made, as applicable, during my employment with Company and are to be promptly assigned to Company unless and until I have established the contrary by written evidence satisfying the clear and convincing standard of proof.

J. Cooperation in Perfecting Rights to Proprietary Information and Innovations.

(i) I agree to perform, during and after my employment, all acts deemed necessary or desirable by Company to permit and assist Company, at Company’s expense, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Proprietary Information and Innovations assigned or licensed to, or whose rights are irrevocably waived and shall not be asserted against, Company under this Agreement. Such acts may include, but are not limited to, execution of documents and assistance or cooperation (i) in the filing, prosecution, registration, and memorialization of assignment of any applicable patents, copyrights, mask work, or other applications, (ii) in the enforcement of any applicable patents, copyrights, mask work, moral rights, trade secrets, or other proprietary rights, and (iii) in other legal proceedings related to the Proprietary Information or Innovations.

(ii) In the event that Company is unable for any reason to secure my signature to any document required to file, prosecute, register, or memorialize the assignment of any patent, copyright, mask work or other applications or to enforce any patent, copyright, mask work, moral right, trade secret or other proprietary right under any Proprietary Information (including improvements thereof) or any Innovations (including derivative works, improvements, renewals, extensions, continuations, divisionals, continuations in part, continuing patent applications, reissues, and reexaminations thereof), I hereby irrevocably designate and appoint Company and Company’s duly authorized officers and agents as my agents and attorneys-in-fact to act for and on my behalf and instead of me, (i) to execute, file, prosecute, register and memorialize the assignment of any such application, (ii) to execute and file any documentation required for such enforcement, and (iii) to do all other lawfully permitted acts to further the filing, prosecution, registration, memorialization of assignment, issuance, and enforcement of patents, copyrights, mask works, moral rights, trade secrets or other rights under the Proprietary Information, or Innovations, all with the same legal force and effect as if executed by me.

K. Nonassignable Inventions. This Agreement does not apply to an Invention which qualifies fully as a nonassignable invention under the provisions of Section 2870 of the

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California Labor Code. I acknowledge that a condition for an Invention to qualify fully as a nonassignable invention under the provisions of Section 2870 of the California Labor Code is that the invention must be protected under patent laws. I have reviewed the notification in Exhibit B (“Limited Exclusion Notification”) and agree that my signature acknowledges receipt of the notification. However, I agree to disclose promptly in writing to Company all Innovations (including Inventions) conceived, reduced to practice, created, derived, developed, or made by me during the term of my employment and for three (3) months thereafter, whether or not I believe such Innovations are subject to this Agreement, to permit a determination by Company as to whether or not the Innovations should be the property of Company. Any such information will be received in confidence by Company.

L. Return of Company Property. I acknowledge that all materials (including, without limitation, documents, drawings, models, apparatus, sketches, designs, lists, and all other tangible media of expression) furnished to me by Company shall remain the property of Company. On termination of my employment with Company for whatever reason, or at the request of Company before termination, I agree to promptly deliver to Company all records, files, computer disks, memoranda, documents, lists, materials and other information regarding or containing any confidential or Proprietary Information, including all copies, reproductions, summaries or excerpts thereof, then in my possession or control, whether prepared by me or others. I also agree to promptly return, upon termination or at any time upon Company’s request, any and all Company property issued to me, including but not limited to computers, facsimile transmission equipment, cellular phones, keys and credits cards. I further agree that should I discover any Company property or Proprietary Information in my possession after my termination and departure from Company, I agree to return it promptly to Company without retaining copies or excerpts of any kind.

M. No Violation of Rights of Third Parties. I warrant that my performance of all the terms of this Agreement and my employment with Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me prior to my employment with Company. I agree not to disclose to Company, or induce Company to use, any confidential or proprietary information or material belonging to any previous employers or others. I warrant that I am not a party to any other agreement that will interfere with my full compliance with this Agreement or any other agreement that I may have with Company. I further agree not to enter into any agreement, whether written or oral, in conflict with the provisions of this Agreement or any other agreement that I may have with Company.

N. Survival. This Agreement: (a) shall survive my employment by Company; (b) does not in any way restrict my right or the right of Company to terminate my employment at any time, for any reason or for no reason; (c) inures to the benefit of successors and assigns of Company; and (d) is binding upon my heirs and legal representatives.

O. Injunctive Relief. A breach of any of the promises or agreements contained herein will result in irreparable and continuing damage to Company for which there will be no adequate remedy at law, and Company shall be entitled to injunctive relief and/or a decree for specific performance, and such other relief as may be proper (including monetary damages if appropriate).

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P. Governing Law. This Agreement shall be governed in all respects by the laws of the United States of America and by the laws of the state of California. Each of the parties irrevocably consents to the exclusive personal jurisdiction of the federal and state courts located in California, as applicable, for any matter arising out of or relating to this Agreement, except that in actions seeking to enforce any order or any judgment of such federal or state courts located in California, such personal jurisdiction shall be nonexclusive.

Q. Severability. If any provision of this Agreement is held by a court of law to be illegal, invalid or unenforceable, (i) that provision shall be deemed amended to achieve as nearly as possible the same economic effect as the original provision, and (ii) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

R. Waiver; Amendment; Modification. The waiver by Company of a term or provision of this Agreement, or of a breach of any provision of this Agreement by me, shall not be effective unless such waiver is in writing signed by Company. No waiver by Company of, or consent by Company to, a breach by me, will constitute a waiver of, consent to or excuse of any other or subsequent breach by me. This Agreement may be amended or modified only with the written consent of both me and Company. No oral waiver, amendment or modification shall be effective under any circumstances whatsoever.

S. Entire Agreement. This Agreement represents my entire understanding with Company with respect to the subject matter of this Agreement and supersedes all previous understandings, written or oral.

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I certify and acknowledge that I have carefully read all of the provisions of this Agreement and that I understand and will fully and faithfully comply with such provisions.

Axesstel, Inc.		Marvin Tseu

By:
	6815 Flanders Drive, Suite 210	Address
	San Diego, CA 92121	City, State, Zip

Title:

Dated:		Dated: May 16, 2006

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Exhibit A

PRIOR INNOVATIONS

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Exhibit B

LIMITED EXCLUSION NOTIFICATION

THIS IS TO NOTIFY you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and Company does not require you to assign or offer to assign to Company any invention that you developed entirely on your own time without using Company’s equipment, supplies, facilities or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to Company’s business, or actual or demonstrably anticipated research or development of Company; or

(2) Result from any work performed by you for Company.

To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

This limited exclusion does not apply to any patent or invention covered by a contract between Company and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

I ACKNOWLEDGE RECEIPT of a copy of this notification.

		By:	/s/ Marvin Tseu
Marvin Tseu
Print Employee’s Name

		Date:	May 16, 2006

Witnessed by:

/s/ Carlotta Barr-Smith

Assistant Secretary
Company Representative’s Name and Position

Dated:	May 16, 2006

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